 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

Gordon M. Bava, Esq. Ben D. Orlanski, Esq. Manatt, Phelps & Phillips, LLP 11355 W. Olympic Blvd. Los Angeles, CA 90064 (310) 312-4205	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 739-5947

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Superior Industries International, Inc., a California corporation (“Superior” or the “Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) related to its solicitation of proxies from its shareholders in connection with its 2014 Annual Meeting of Shareholders and at any and all adjournments, postponements or reschedulings thereof (the “2014 Annual Meeting”). In connection with its 2014 Annual Meeting, Superior has filed a definitive proxy statement and a definitive form of WHITE proxy card with the SEC on July 7, 2014.

Press Release Issued on July 15, 2014

Attached hereto is a press release issued on July 15, 2014 announcing that, beginning on July 14, 2014, Superior is making an investor presentation available to shareholders and proxy advisory firms with respect to the 2014 Annual Meeting. The presentation, which is available on the Investor Relations section of Superior’s website at http://www.supind.com, outlines in detail why Superior’s Board of Directors unanimously recommends that shareholders vote the WHITE proxy card in favor of Superior’s highly qualified and experienced nominees and not support GAMCO in its attempt to elect three opposing director candidates. Shareholders are encouraged to read the presentation in its entirety.

Additional Information and Where To Find It

Superior, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Superior shareholders in connection with the matters to be considered at Superior’s 2014 Annual Meeting. On July 7, 2014, Superior filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) and definitive form of WHITE proxy card with the SEC in connection with such solicitation of proxies from Superior’s shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPERIOR WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Appendix A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Superior with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.supind.com, by writing to Superior's Corporate Secretary at 7800 Woodley Avenue, Van Nuys, CA 91406, by calling Superior at (818) 781-4973, or by contacting Superior's proxy solicitor, MacKenzie Partners, Inc., toll free at 1-800-322-2885.

Investor Relations Line (818) 902-2701 www.supind.com	Kerry Shiba Executive Vice President & Chief Financial Officer (818) 902-2700	Roger Pondel, PondelWilkinson Inc. (310) 279-5980 Investor@pondel.com	Mark Harnett MacKenzie Partners, Inc. (800) 322-2885

SUPERIOR INDUSTRIES FILES INVESTOR PRESENTATION

Underscores Reasons to Vote the White Proxy Card

In Favor of Superior’s Highly Qualified and Experienced Nominees

VAN NUYS, California, July 15, 2014 – Superior Industries International, Inc. (NYSE: SUP), the largest manufacturer of aluminum wheels for passenger cars and light-duty vehicles in North America, today announced it has filed with the Securities and Exchange Commission an investor presentation in connection with its proxy contest with GAMCO Asset Management, Inc.

The presentation will be available later today on the Investor Relations section of Superior’s website at http://www.supind.com and on the SEC's website at www.sec.gov.

The presentation outlines in detail why Superior’s Board unanimously recommends that shareholders should vote the WHITE proxy card in favor of its highly qualified and experienced nominees, and not support GAMCO in its attempt to elect three opposing director candidates.

Shareholders are encouraged to read the entire presentation. The presentation highlights that:

■	Superior’s Board of Directors is highly qualified, experienced and engaged, includes extensive automotive and manufacturing experience, as well as financial and investment community experience, and reflects a balance of valued experience on the Superior Board with fresh insights and perspectives, with five new directors elected since 2007.

■	Following the retirement of Steven Borick, in May 2014, the Board brought on automotive parts industry veteran Donald J. Stebbins to serve as Superior’s President and Chief Executive Officer and build on Superior’s iconic industry brand and reputation established during the past 50 years by Louis and Steven Borick. Mr. Stebbins is an extremely accomplished automotive supply industry executive and brings to Superior extensive experience leading and operating a publicly-held automotive supply business in global and highly competitive environments.

■	Under the leadership of Mr. Stebbins, Superior is executing on its strategic priorities, including enhancing its global competitiveness, launching a new, modern manufacturing facility in Mexico on time and under budget, expanding Superior’s visibility in the financial and investment community, evaluating opportunities to enhance Superior’s growth prospects and increase shareholder value, and continuing to return appropriate levels of capital to shareholders through dividends and stock repurchases.

■	Superior has a proven track record of returning capital to shareholders through cash dividends and stock repurchases, amounting to $114 million over the past five years, while at the same time strategically investing capital to become an even stronger and more efficient competitor.

■	Superior has proven commitment to strong corporate governance principles, most recently demonstrated by the Board’s decision to proactively eliminate its classified structure, so that by 2015 all directors will stand for election on an annual basis.

The presentation further sets forth why shareholders should not support GAMCO’s slate and should discard any blue proxy card they may receive, including that:

■	GAMCO admits to having no plans to enhance value for shareholders and has not asserted any mistakes or missed opportunities by Superior or the Board.

■	GAMCO withdrew its only idea offered, a Dutch auction tender offer.

■	GAMCO has not provided any credible arguments as to why its candidates are more qualified than Superior’s nominees to address the issues facing Superior, particularly given the lack of any executive-level manufacturing or relevant automotive industry experience among GAMCO’s nominees.

About Superior Industries

Superior is the largest manufacturer of aluminum wheels for passenger cars and light-duty vehicles in North America. From its five plants in both the U.S. and Mexico, the company supplies aluminum wheels to the original equipment market. Major customers include BMW, Chrysler, Ford, General Motors, Mitsubishi, Nissan, Subaru, Tesla, Toyota and Volkswagen. For more information, visit www.supind.com.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to expectations, plans or prospects for Superior that are based upon the current expectations and beliefs of Superior’s management. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. These statements relate to, without limitation, the anticipated proxy contest by GAMCO Asset Management, Inc. and the other participants in its solicitation, the progress of construction, the anticipated completion of and the cost of building and operating a new manufacturing facility in Mexico, future amounts of and the ability to generate positive cash flow from operations, future cash dividends and stock repurchases by Superior and Superior’s ability to adapt to an era of increased global competition. Such statements are based on current expectations, estimates and projections about Superior’s business based, in part, on assumptions made by management. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from those expressed or implied by such forward-looking statements. Those risks and uncertainties include, but are not limited to, risks related to the actions of GAMCO and other activist shareholders, including the amount of related costs incurred by Superior and the disruption caused to Superior’s business activities by these actions, general automotive industry and market conditions and growth rates, foreign competition as well as general domestic and international economic conditions. Other risks and uncertainties that may cause actual events to differ materially from the statements we have made herein are identified and described in more detail in Superior’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 29, 2013, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements in this letter are made as of the date hereof. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Superior does not expect to, and disclaims any obligation to, publicly update, amend or clarify any forward-looking statements whether as a result of new information, future events or otherwise. Superior, however, reserves the right to update such statements or any portion thereof at any time for any reason.

Important Additional Information And Where To Find It

Superior, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Superior shareholders in connection with the matters to be considered at Superior’s 2014 Annual Meeting. On July 7, 2014, Superior filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) and definitive form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Superior’s shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPERIOR WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Appendix A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Superior with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.supind.com, by writing to Superior's Corporate Secretary at 7800 Woodley Avenue, Van Nuys, CA 91406, by calling Superior at (818) 781-4973, or by contacting Superior's proxy solicitor, MacKenzie Partners, Inc., toll free at 1-800-322-2885.